EXHIBIT 5.1

                             THE STOLAR PARTNERSHIP LLP
                                ATTORNEYS AT LAW
                              THE LAMMERT BUILDING
                              911 WASHINGTON AVENUE
                         ST. LOUIS, MISSOURI 63101-1290
                                 (314) 231-2800
                                      ----
                            FACSIMILE (314) 436-8400

                                     May 2, 2005


Anheuser-Busch Companies, Inc.
One Busch Place
St. Louis, Missouri 63118

Re: Registration Statement on Form S-8 Relating to
32,000,000 shares of stock,
    Par Value $1.00 Per Share, To Be Issued Pursuant to the
Anheuser-Busch
    Companies, Inc. 1998 Incentive Stock Plan (Restated to reflect a 2-for-1 stock split effective September 18, 2000 and amendments effective April
    25, 2001, April 23, 2003 and April 27, 2005)

Ladies and Gentlemen:

    Anheuser-Busch Companies, Inc. (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to 32,000,000 shares of common stock (the "Shares"), par value $1.00 per share, which are proposed to be issued to certain employees of the Company pursuant to the above-referenced Anheuser-Busch Companies, Inc. 1998 Incentive Stock Plan (the "Plan"). The Shares will be offered pursuant to a common Section 10(a) Prospectus to be used in connection with said proposed Registration Statement as well as certain earlier registration statements applicable to the Plan.

    In connection with the proposed registration, we have examined corporate records of the Company and such other documents and materials as we have considered relevant to the matters set forth below, and we have made such investigation of matters of law and fact as we have considered appropriate. Based on the foregoing, we are of the opinion that:

    (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the authority to issue the Shares pursuant to the Plan.

    (2) The shares of common stock that may be issued pursuant to the Plan will be, when issued in accordance with the Plan, duly authorized, legally issued, fully paid, and nonassessable.

    We hereby consent to the filing of this opinion as
Exhibit 5.1 to the registration statement and to the reference to us in Item 5 of Part II of the Registration
Statement.

                                     Very truly yours,

                                     THE STOLAR PARTNERSHIP
LLP


                                     By: /S/ GEETHA RAO SANT
                                           (Geetha Rao Sant)

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